                                 Exhibit 3.67

 F0012 - Page 1 of 3            OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                            P.O. BOX 136, JACKSON, NIS 39205-0136 (601) 359-1333
                                           Articles of Amendment

The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 7911-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1. Type of Corporation


/x/   Profit        / /   Nonprofit



2. Name of Corporation

Morris Office Machines, Inc.

3. The future effective date is

   (Complete if applicable)                            10/1/1998

4. Set forth the text of each amendment adopted. See Addendum - (Item 4.)

5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page) See Addendum - (Item 5.)

6. The amendment(s) was (were) adopted on

September 25, 1998                                       Date(c)

FOR PROFIT CORPORATION (Check the appropriate box)



Adopted by           / /  the incorporators


                     / / directors without shareholder action and shareholder action was not required.

FOR NONPROFIT CORPORATION (Check the appropriate box)



Adopted by           / /  the incorporators


                     / / board of directors without member action and member action was not required.

FOR PROFIT CORPORATION

7. If the amendment was approved by shareholders (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were


Designation           No. of outstanding    No. of votes entitled      No. of votes
                      shares                to be cast                 indisputably represented

                      Common                   1,000                      1,000


F0012 - Page 2 of 3            OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                          P.O. BOX 136, JACKSON, SIS 39205-0136 (601) 359-1333
                                          Articles of Amendment

(b) EITHER

         (i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was


Voting group        Total no. of votes          Total no. of votes cast
                     cast FOR                   AGAINS

Common              1,000                        0


        OR

         (ii) the total number of undisputed votes cast for the amendment by each voting group was


Voting group      Total no. of undisputed votes cast FOR the plan

        and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

FOR NONPROFIT CORPORATION

F0012 - Page 3 of 3            OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                           P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                           Articles of Amendment

  (b) EITHER

     (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

 Voting class        Total no. of votes       Total no. of votes cast
                     cast FOR                 AGAINST

 OR


and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting proud.

 By:      Signature        (Please keep writing within blocks)

                              /s/  Mark D. Director
                              ---------------------
Printed Name                       Mark D. Director      Title Vice President

                                    Addendum

(Item 4.) The text of each amendment adopted:

         The Articles of Incorporation are amended and restated in their entirety. See Exhibit A attached hereto and made a part hereof

(Item 5.)The provisions for implementing the amendment if they are not contained in the

         Upon the effectiveness of this amendment, the 1,000 shares of Common Stock, par value $.01 per share of the corporation (the "Old Stock"), that are issued and outstanding shall be converted into 1,000 issued shares of Common Stock, no par value per share, of the corporation (the "New Stock"), on the basis of one share of New Stock for each share of Old Stock. Upon the effectiveness of this amendment, holders of issued shares of the Old Stock, upon surrendering certificates evidencing the issued shares of Old Stock for cancellation, shall be entitled to receive certificates for shares of the New Stock on the basis set forth above.

                                     1 OF 1


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                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                          MORRIS OFFICE MACHINES, INC.

Type of Corporation: Profit

Name of the Corporation: US Office Products, Mid-South District, Inc.

The number of shares the corporation is authorized to issue: 1,000 shares of common stock, without par value.

Name and Street Address of the Registered Agent and Registered Office:

                                             CT Corporation System
                                             631 Lakeland East Drive
                                             Flowood, MS 39208

The purpose of the corporation is to exercise all rights and powers that may be conferred under Mississippi Law.

The duration of the corporation is perpetual.